FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

MIAMI, FL, November 7, 2017 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and nine months ended September 30, 2017.

GAAP Financial Results

Third quarter of 2017 revenues were $484.6 million, compared to revenues of $459.1 million in the third quarter of 2016. The Company recorded operating income of $59.2 million in the third quarter of 2017, compared to operating income of $69.4 million in the third quarter of 2016. Net income attributed to Vector Group Ltd. for the third quarter of 2017 was $19.3 million, or $0.13 per diluted common share, compared to net income of $23.2 million, or $0.17 per diluted common share, in the third quarter of 2016.

For the nine months ended September 30, 2017 revenues were $1.372 billion, compared to revenues of $1.278 billion for the nine months ended September 30, 2016. The Company recorded operating income of $186.0 million for the nine months ended September 30, 2017, compared to operating income of $202.2 million for the nine months ended September 30, 2016. Net income attributed to Vector Group Ltd. for the nine months ended September 30, 2017 was $41.8 million, or $0.28 per diluted common share, compared to net income of $66.5 million, or $0.49 per diluted common share for the nine months ended September 30, 2016.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company’s acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and nine months ended September 30, 2017 and 2016 are included in Tables 2 through 7.
Three months ended September 30, 2017 compared to the three months ended September 30, 2016
Third quarter of 2017 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $64.9 million compared to $75.1 million for the third quarter of 2016.

Adjusted Net Income (as described in Table 3 attached hereto) was $22.1 million or $0.16 per diluted share for the third quarter of 2017 and $24.3 million or $0.18 per diluted share for the third quarter of 2016.
Adjusted Operating Income (as described in Table 4 attached hereto) was $59.4 million for the third quarter of 2017 compared to $71.1 million for the third quarter of 2016.

Nine months ended September 30, 2017 compared to the nine months ended September 30, 2016
Adjusted EBITDA attributed to Vector Group (as described below and in Table 2 attached hereto) were $202.5 million for the nine months ended September 30, 2017 compared to $219.8 million in 2016.
Adjusted Net Income (as described below and in Table 3 attached hereto) was $73.3 million or $0.52 per diluted share for the nine months ended September 30, 2017 and $67.1 million or $0.50 per diluted share for the nine months ended September 30, 2016.
Adjusted Operating Income (as described below and in Table 4 attached hereto) was $187.7 million for the nine months ended September 30, 2017 and $207.9 million for the nine months ended September 30, 2016.
Tobacco Segment Financial Results
For the third quarter of 2017, the Tobacco segment had revenues of $294.2 million, compared to $274.2 million for the third quarter of 2016. The increase in revenues was primarily due to a 9.4% increase in unit sales volume.
For the nine months ended September 30, 2017, the Tobacco segment had revenues of $823.9 million, compared to $750.7 million for the nine months ended September 30, 2016. The increase in revenues was primarily due to a 12.0% increase in unit sales volume.
Operating Income from the Tobacco segment was $61.7 million and $185.9 million for the three and nine months ended September 30, 2017 compared to $67.0 million and $194.5 million for the three and nine months ended September 30, 2016, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the third quarter of 2017 and 2016 was $64.0 million and $66.6 million, respectively. Tobacco Adjusted Operating Income for the nine months ended September 30, 2017 and 2016 was $189.0 million and $196.5 million, respectively.
For the third quarter of 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.52 billion units compared to 2.31 billion units for the third quarter of 2016. For the nine months ended September 30, 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 6.98 billion units compared to 6.23 billion for the nine months ended September 30, 2016.
Liggett’s retail market share increased to approximately 3.9% during the third quarter of 2017 and approximately 3.8% for the nine months ended September 30, 2017. Compared to the third quarter of 2016, Liggett’s retail shipments increased 5.8% while the overall industry’s retail shipments declined by 2.9%, according to data from Management Science Associates, Inc. Compared to the nine months ended September 30, 2016, Liggett’s retail shipments increased 5.7% while the overall industry’s retail shipments declined by 3.7%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the third quarter of 2017, the Real Estate segment had revenues of $190.9 million, compared to $184.9 million for the third quarter of 2016. For the nine months ended September 30, 2017, the Real Estate segment had revenues of $548.4 million compared to $527.4 million for the nine months ended September 30, 2016. For the third quarter of 2017, the Real Estate segment reported a net income of $1.6 million, compared to net income of $4.7 million for the third quarter of 2016. For the nine months ended September 30, 2017, the Real Estate segment reported net income of $24.7 million compared to $14.3 million for the nine months ended September 30, 2016.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment.  For the third quarter of 2017, Douglas Elliman had revenues of $190.4 million, compared to $184.5 million for the third quarter of 2016. For the nine months ended September 30, 2017, Douglas Elliman had revenues of $544.6 million compared to $523.8 million for the nine months ended September 30, 2016. For the third quarter of 2017, Douglas Elliman reported net income of $4.2 million, compared to $8.7 million for the third quarter of 2016. For the nine months ended September 30, 2017, Douglas Elliman reported net income of $20.5 million compared to $27.2 million for the nine months ended September 30, 2016.
Non-GAAP Financial Measures
For the third quarter of 2017, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were $2.6 million, compared to $9.3 million for the third quarter of 2016.

For the nine months ended September 30, 2017, Real Estate Adjusted EBITDA attributed to the Company were $18.4 million compared to $27.4 million for the nine months ended September 30, 2016.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the third quarter of 2017, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were $3.8 million ($2.7 million attributed to the Company), compared to $13.3 million ($9.4 million attributed to the Company) for the third quarter of 2016.
For the nine months ended September 30, 2017, Douglas Elliman’s Adjusted EBITDA were $23.8 million ($16.8 million attributed to the Company), compared to $37.2 million ($26.2 million attributed to the Company) for the nine months ended September 30, 2016.
For the three and nine months ended September 30, 2017, Douglas Elliman achieved closed sales of approximately $7.0 billion and $19.8 billion, compared to $6.8 billion and $18.9 billion for the three and nine months ended September 30, 2016.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the nine months ended September 30, 2017 and 2016.

Conference Call to Discuss Third Quarter Results

As previously announced, the Company will host a conference call and webcast on Tuesday, November 7, 2017 at 8:30 AM (ET) to discuss third quarter 2017 results. Investors can access the call by dialing 800-859-8150 and entering 74164830 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on November 7, 2017 through November 21, 2017. To access the replay, dial 877-656-8905 and enter 74164830 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$294,245	$274,164	$823,876	$750,677
Real estate	190,860	184,936	548,426	527,448
E-cigarettes	(480)	4	(480)	52
Total revenues	484,625	459,104	1,371,822	1,278,177

Expenses:
Cost of sales:
Tobacco*	207,800	186,343	570,461	491,688
Real estate	130,316	117,089	358,472	331,784
E-cigarettes	—	10	—	23
Total cost of sales	338,116	303,442	928,933	823,495

Operating, selling, administrative and general expenses	83,172	86,298	251,124	250,048
Litigation settlement and judgment expense	4,104	—	5,791	2,350
Restructuring charges	—	—	—	41
Operating income	59,233	69,364	185,974	202,243

Other income (expenses):
Interest expense	(43,234)	(37,365)	(136,146)	(104,454)
Loss on extinguishment of debt	—	—	(34,110)	—
Change in fair value of derivatives embedded within convertible debt	9,437	6,112	26,142	23,222
Equity in (losses) earnings from real estate ventures	(47)	1,022	26,357	3,328
Equity in losses from investments	(303)	(1,526)	(2,823)	(2,108)
Gain on sale of investment securities available for sale	96	142	283	848
Impairment of investment securities available for sale	(53)	(54)	(179)	(4,916)
Other, net	1,821	1,328	4,818	2,956
Income before provision for income taxes	26,950	39,023	70,316	121,119
Income tax expense	6,472	13,316	22,517	46,682

Net income	20,478	25,707	47,799	74,437

Net income attributed to non-controlling interest	(1,214)	(2,532)	(5,951)	(7,909)

Net income attributed to Vector Group Ltd.	$19,264	$23,175	$41,848	$66,528

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.13	$0.17	$0.28	$0.49

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.13	$0.17	$0.28	$0.49

Dividends declared per share	$0.38	$0.36	$1.14	$1.09

* Revenues and cost of sales include federal excise taxes of $126,912, $116,024, $351,474 and $313,731, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2017	2017	2016	2017	2016

Net income attributed to Vector Group Ltd.	$46,447	$19,264	$23,175	$41,848	$66,528
Interest expense	174,674	43,234	37,365	136,146	104,454
Income tax expense	24,998	6,472	13,316	22,517	46,682
Net income attributed to non-controlling interest	4,181	1,214	2,532	5,951	7,909
Depreciation and amortization	19,520	4,386	5,833	14,028	16,867
EBITDA	$269,820	$74,570	$82,221	$220,490	$242,440
Change in fair value of derivatives embedded within convertible debt (a)	(34,630)	(9,437)	(6,112)	(26,142)	(23,222)
Equity in losses from investments (b)	3,469	303	1,526	2,823	2,108
Gain on sale of investment securities available for sale	(2,342)	(96)	(142)	(283)	(848)
Impairment of investment securities available for sale	644	53	54	179	4,916
Equity in (earnings) losses from real estate ventures (c)	(28,229)	47	(1,022)	(26,357)	(3,328)
Loss on extinguishment of debt	34,110	—	—	34,110	—
Stock-based compensation expense (d)	11,231	2,430	2,438	8,456	7,277
Litigation settlement and judgment expense (e)	23,441	4,104	—	5,791	2,350
Impact of MSA settlement (f)	(2,104)	(1,826)	(370)	(2,721)	(370)
Restructuring charges	—	—	—	—	41
Purchase accounting adjustments (g)	941	(2,345)	1,653	(2,088)	2,201
Other, net	(6,594)	(1,821)	(1,328)	(4,818)	(2,956)
Adjusted EBITDA	$269,757	$65,982	$78,918	$209,440	$230,609
Adjusted EBITDA attributed to non-controlling interest	(6,770)	(1,091)	(3,852)	(6,923)	(10,849)
Adjusted EBITDA attributed to Vector Group Ltd.	$262,987	$64,891	$75,066	$202,517	$219,760

Adjusted EBITDA by Segment
Tobacco	$260,438	$66,076	$69,421	$195,840	$204,292
E-cigarettes	(1,559)	(527)	(165)	(605)	(449)
Real Estate (h)	25,736	3,719	13,144	25,317	38,297
Corporate and Other	(14,858)	(3,286)	(3,482)	(11,112)	(11,531)
Total	$269,757	$65,982	$78,918	$209,440	$230,609

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$260,438	$66,076	$69,421	$195,840	$204,292
E-cigarettes	(1,559)	(527)	(165)	(605)	(449)
Real Estate (i)	18,966	2,628	9,292	18,394	27,448
Corporate and Other	(14,858)	(3,286)	(3,482)	(11,112)	(11,531)
Total	$262,987	$64,891	$75,066	$202,517	$219,760

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.	Represents equity in losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $23,231 for the last twelve months ended September 30, 2017 and $3,772, $13,297, $23,753 and $37,179 for the three and nine months ended September 30, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $16,400 for the last twelve months ended September 30, 2017 and $2,663, $9,386, $16,767 and $26,245 for the three and nine months ended September 30, 2017 and

2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income attributed to Vector Group Ltd.	$19,264	$23,175	$41,848	$66,528

Change in fair value of derivatives embedded within convertible debt	(9,437)	(6,112)	(26,142)	(23,222)
Non-cash amortization of debt discount on convertible debt	14,978	10,167	40,457	27,623
Loss on extinguishment of debt	—	—	34,110	—
Litigation settlement and judgment expense (a)	4,104	—	5,791	2,350
Impact of MSA settlement (b)	(1,826)	(370)	(2,721)	(370)
Impact of interest expense (capitalized to) reversed from real estate ventures, net	(1,108)	(3,276)	2,659	(8,111)
Restructuring charges	—	—	—	41
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	(1,508)	1,511	(936)	2,568
Total adjustments	5,203	1,920	53,218	879

Tax expense related to adjustments	(2,357)	(780)	(21,793)	(357)

Adjusted Net Income attributed to Vector Group Ltd.	$22,110	$24,315	$73,273	$67,050

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.16	$0.18	$0.52	$0.50

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2017	2017	2016	2017	2016

Operating income	$216,728	$59,233	$69,364	$185,974	$202,243

Litigation settlement and judgment expense (a)	23,441	4,104	—	5,791	2,350
Restructuring expense	—	—	—	—	41
Impact of MSA settlement (b)	(2,104)	(1,826)	(370)	(2,721)	(370)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	2,200	(2,136)	2,141	(1,326)	3,638
Total adjustments	23,537	142	1,771	1,744	5,659

Adjusted Operating Income (d)	$240,265	$59,375	$71,135	$187,718	$207,902

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2017	2017	2016	2017	2016

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$229,724	$61,727	$66,974	$185,904	$194,473

Litigation settlement and judgment expense (a)	23,441	4,104	—	5,791	2,350
Restructuring expense	—	—	—	—	41
Impact of MSA settlement (b)	(2,104)	(1,826)	(370)	(2,721)	(370)
Total adjustments	21,337	2,278	(370)	3,070	2,021

Tobacco Adjusted Operating Income	$251,061	$64,005	$66,604	$188,974	$196,494

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2017	2017	2016	2017	2016

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$229,724	$61,727	$66,974	$185,904	$194,473

Litigation settlement and judgment expense (a)	23,441	4,104	—	5,791	2,350
Restructuring expense	—	—	—	—	41
Impact of MSA settlement (b)	(2,104)	(1,826)	(370)	(2,721)	(370)
Total adjustments	21,337	2,278	(370)	3,070	2,021

Tobacco Adjusted Operating Income	251,061	64,005	66,604	188,974	196,494

Depreciation and amortization	9,292	2,050	2,796	6,803	7,735
Stock-based compensation expense	85	21	21	63	63
Total adjustments	9,377	2,071	2,817	6,866	7,798

Tobacco Adjusted EBITDA	$260,438	$66,076	$69,421	$195,840	$204,292

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2017	2017	2016	2017	2016

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$23,923	$1,602	$4,721	$24,737	$14,291
Interest expense (a)	28	10	7	22	14
Income tax expense (a)	17,145	1,381	2,430	17,701	9,891
Net income attributed to non-controlling interest (a)	4,181	1,214	2,532	5,951	7,909
Depreciation and amortization	8,823	2,075	2,647	6,210	7,872
EBITDA	$54,100	$6,282	$12,337	$54,621	$39,977
Loss from non-guarantors other than New Valley LLC	133	36	8	119	84
Equity in (earnings) losses from real estate ventures (b)	(28,229)	47	(1,022)	(26,357)	(3,328)
Purchase accounting adjustments (c)	941	(2,345)	1,653	(2,088)	2,201
Other, net	(1,233)	(317)	136	(998)	(704)
Adjusted EBITDA	$25,712	$3,703	$13,112	$25,297	$38,230
Adjusted EBITDA attributed to non-controlling interest	(6,769)	(1,090)	(3,852)	(6,923)	(10,849)
Adjusted EBITDA attributed to New Valley LLC	$18,943	$2,613	$9,260	$18,374	$27,381

Adjusted EBITDA by Segment
Real Estate (d)	$25,736	$3,719	$13,144	$25,317	$38,297
Corporate and Other	(24)	(16)	(32)	(20)	(67)
Total (f)	$25,712	$3,703	$13,112	$25,297	$38,230

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$18,967	$2,629	$9,292	$18,394	$27,448
Corporate and Other	(24)	(16)	(32)	(20)	(67)
Total (f)	$18,943	$2,613	$9,260	$18,374	$27,381

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-Q for the nine months ended September 30, 2017.

b.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $23,231 for the last twelve months ended September 30, 2017 and $3,772, $13,297, $23,753 and $37,179 for the three and nine months ended September 30, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $16,400 or the last twelve months ended September 30, 2017 and $2,663, $9,386, $16,767 and $26,245 for the three and nine months ended September 30, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

f.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment’s expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $14,858 for the last twelve months ended and $3,286, $3,482, $11,112 and $11,531 for the three and nine months ended September 30, 2017 and 2016, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2017	2017	2016	2017	2016

Net income attributed to Douglas Elliman Realty, LLC	$14,338	$4,197	$8,684	$20,451	$27,181
Interest expense	5	5	—	5	—
Income tax expense	825	248	311	648	949
Depreciation and amortization	8,415	1,974	2,549	5,907	7,608
Douglas Elliman Realty, LLC EBITDA	$23,583	$6,424	$11,544	$27,011	$35,738
Equity in earnings from real estate ventures (a)	(1,186)	(271)	(235)	(1,116)	(992)
Purchase accounting adjustments (b)	941	(2,345)	1,653	(2,088)	2,201
Other, net	(107)	(36)	335	(54)	232
Douglas Elliman Realty, LLC Adjusted EBITDA	$23,231	$3,772	$13,297	$23,753	$37,179
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(6,831)	(1,109)	(3,911)	(6,986)	(10,934)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$16,400	$2,663	$9,386	$16,767	$26,245

a.	Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.